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Exhibit 12.1
Computation of Ratios
(Dollars in Thousands)

                                                 Predecessor                Radnor
                                             ---------------------  ----------------------------------------------------------------

                                                                                                           Year Ended
                                                                                         -------------------------------------------
                                             December 29, 1991 -    February 29, 1992     December 31,   December 30,  December 29,
                                              February 28, 1992      January 1, 1993          1993           1994          1995
                                             ---------------------  ------------------   -------------  -------------  ------------
Earnings:
        Earnings from continuing
              operations before income
              taxes and extraordinary gains         (4,258)              (3,836)              (4,718)        (312)        (7,877)
        Fixed Charges                               N/A                  N/A                  N/A            N/A          N/A
                                               --------------        -------------       -------------   ----------    -----------

Earnings (1)                                        N/A                  N/A                  N/A            N/A          N/A
                                               ==============        =============       =============   ==========    ===========

Fixed charges
        Intereste expense                           N/A                  N/A                  N/A            N/A          N/A
        Amortization of financing costs
              and bond premium                      N/A                  N/A                  N/A            N/A          N/A
        Imputed interest on operating
              lease obligations                     N/A                  N/A                  N/A            N/A          N/A
                                               --------------        -------------       -------------   ----------    -----------

Fixed charges                                       N/A                  N/A                  N/A            N/A          N/A
                                               ==============        =============       =============   ==========    ===========

Ratio of earnings to fixed charges (1)/(2)          N/A                  N/A                  N/A            N/A          N/A
                                               ==============        =============       =============   ==========    ===========

Deficiency of earnings available to
        cover fixed charges                         (4,258)              (3,836)              (4,718)        (312)        (7,877)
                                               ==============        =============       =============   ==========    ===========
                                             ---------------------------------------------------------------------------------------

                                                 Year ended December 27,       Nine Months       Nine Months ended September 26,
                                             -----------------------------        ended         -----------------------------------
                                                             Pro Forma         September 27,                        Pro Forma
                                               1996             1996              1996             1997               1997
                                             ---------    ---------------   ----------------    ------------    ----------------
Earnings:
        Earnings from continuing
              operations before income
              taxes and extraordinary gains     2,858              4,252              1,277           3,812               6,565
        Fixed Charges                           5,865             17,846              4,256          10,136              14,233
                                             -----------    ---------------   ----------------   -------------   -----------------

Earnings (1)                                    8,723             22,098              5,533          13,948              20,798
                                             ===========    ===============   ================   =============   =================

Fixed charges
        Interest expense                        4,264             15,423              3,152            8,317             12,260
        Amortization of financing costs
              and bond premium                    232                817                194              464                498
        Imputed interest on operating
              lease obligations                 1,369              1,606                910            1,355              1,475
                                             -----------    ---------------   ----------------   -------------   -----------------

Fixed charges                                   5,865             17,846              4,256           10,136             14,233
                                             ===========    ===============   ================   =============   =================

Ratio of earnings to fixed charges (1)/(2)       1.49   x           1.24   x           1.30   x         1.38  x            1.46   x
                                             ===========    ===============   ================   =============   =================

Deficiency of earnings available to
        cover fixed charges                      N/A             N/A                N/A              N/A               N/A
                                             ===========    ===============   ================   =============   =================
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